ALLIANCEBERNSTEIN®

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on September 28, 2017.

Vote by Internet

- Go to **www.investorvote.com/AB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors and Management recommend you to vote "FOR" item 1.

	For	Against	Abstain
1. Long Term Incentive Plan	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. Special Meeting of Unitholders – September 29, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Laurence E. Cranch and David M. Lesser, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all AllianceBernstein Holding Units which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Unitholders of the company to be held September 29, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE APPROVAL OF THE 2017 LONG TERM INCENTIVE PLAN. (Continued and to be marked, dated and signed, on the other side) PROXY — AllianceBernstein Holding L.P. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Unitholders. The Proxy Statement is available at: www.abglobal.com 2017 Special Meeting Admission Ticket AllianceBernstein Holding L.P. Friday, September 29, 2017 9:30 A.M. 1345 Avenue of The Americas 41st Floor New York, NY 10105 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q